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                                                                   Exhibit 3.100

[GRAPHIC OMITTED
 STATE SEAL OF
  NEW JERSEY]


                         New Jersey Department of State
                        Division of Commercial Recording
                      Certificate of Incorporation, Profit

               (Title 14A:2-7 New Jersey Business Corporation Act
                    For Use by Domestic Profit Corporations)
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     This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1    Name of Corporation:

2. The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1 - 1 et seq:

3.   Registered Agent:

4.   Registered Office:


5. The aggregate number of shares which the corporation shall have authority to issue is:

6. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

8.   The first Board of Directors shall consist of   Directors (minimum of one).
     Name                Street Address         City      State          Zip


9.   Name and Address of Incorporator(s):
     Name                Street Address         City      State          Zip


10.  The duration of the corporation is:

11.  Other provisions:


12.  Effective Date (Not to exceed 90 days from date of filing):

         In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this ______ day of ________, 20__.



     Signature: _______________________     Signature: _________________________


     Signature: _______________________     Signature: _________________________